Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

February 27, 2013

This Asset Purchase Agreement (the "Agreement") will record the terms whereby Western Graphite Inc. ("Western") agrees to acquire one hundred percent (100%) of all rights and licenses associated with the lands in connection with Amorf Graphite (the "Subject Property") as further described below in Section 1 from Dr. Ahmet Unsal (the "Vendor") for the amount of USD$3,000,000. The purchase amount is payable to Dr. Ahmet Unsal.

Western is pleased to acquire to the Subject Property subject to the following terms and conditions:

     (a) a satisfactory due diligence review by Western of the Subject Property and any financial statements of Subject Property owners and/or licensees; and

     (b) delivery of standard closing documentation including but not limited to legal opinions, officers certificates, certificates of good standing and evidence of good title to the Subject Property, if and as required by Western.

The conditions in favour of Western may be waived in whole or in part by Western and the conditions in favour of the Vendor may be waived in whole or in part by the Vendor.

1. THE LANDS

1.1 Western hereby offers to purchase from the Vendor the following lands and premises (the "Lands" or the "Subject Property"):

Civic Address:
City is Mersin Region,
Destrict is Bozyazi,
Village is Cabukkoyaoi

Legal Description:
Map Koordinates are P 30 d1,d4

Koordinates of License are: 495,0 HA

                  Point 1.       Point 2.      Point 3.     Point 4.
                 ---------      ---------     ---------    ---------
           Y       501.000        502.500       502.500      501.000
           X     3.999.000      3.999.000     3.995.700    3.995.700

2. PROPOSAL

2.1 The parties will only be legally bound to complete the purchase of the Property upon execution of this Agreement.
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2.2 The parties  agree to negotiate  hereafter  in good faith to  determine  the structure that would be most beneficial to both parties, taking into account various securities, tax and operating considerations.

3. MATERIAL TERMS

3.1 As consideration for acquiring 100% of the rights associated with the Subject Property, Western will pay a sum to the Vendor as follows:

     (a) Upon execution and delivery of this Agreement, Western will forward the equivalent of US$1,500,000, such consideration to be paid in shares of Western at a deemed valuation equivalent to $.50 per share.

     (b) Upon closing of two subsequent financings, Western will pay the Vendor USD$750,000 approximately six months after listing on the OTC.BB stock exchange and the remaining USD $750,000 six months after the first payment of USD $750,000 has been paid to Dr. Ahmet Unsal , per such financing to the Vendor;

     (c) Upon successful completion of Western's purchase, Mr. Seyit Kucuk shall be appointed as President and Chief Operating Officer and shall manage all exploration efforts of Western, and shall travel to investment bankers and other investors in various countries on behalf of Western (the cost of such travel shall be borne by Western);

     (d) Upon successful completion of Western's purchase, Mr. Seyit Kucuk shall appoint one member to Western's board of directors or management team;

     (e) Any and all shares paid to Vendor Dr. AhmetUnsal that he is associate, representatives or assigns shall be restricted for a period of one year from the date of Western's purchase, and as such cannot be sold, transferred, hypothecated or otherwise traded for a period of one year.

     (f) All shares must be delivered to the Vendor within 30-45 business days from the date that this contract is received back by Western. Email return is acceptable and Michael Noble must return contract signed within 5 business days from receipt that it has been received by Western.

4. CONDITIONS

4.1 The Subject Property shall be, on the Completion Date, free and clear of all liens, rights, charges, encumbrances, tenancies.

5. CONFIDENTIALITY

5.1 Each of the parties acknowledge that they will be providing to the other information that is non-public, confidential, and proprietary in nature. Each of the parties (and their respective affiliates, representative, agents and employees) will keep such information confidential and will not, except as provided below, disclose such information or use such information for any

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purpose other than for the evaluation and  consummation of this agreement.  This
ss.5.1 will not apply to information that:

     (a)  becomes generally available to the public absent any breach of ss.5.1;

     (b) was available on a non-confidential basis to a party prior to its disclosure pursuant to this Agreement; or

     (c) becomes available on a non-confidential basis from a third party who is not bound to keep such information confidential.

5.2 The parties agree that it will not make any public disclosure of the existence of this Agreement or of any of its terms without first advising the other party and obtaining the written consent of such other party to the proposed disclosure, unless such disclosure is required by applicable law or regulation, in which event the party contemplating disclosure will inform the other party of and obtain its consent to the form and content of such disclosure, which consent will not be unreasonably withheld or delayed.

6. ACCESS

6.1  Prior  to  the  execution  of  this   Agreement,   the  parties  and  their
representatives will provide each other with:

     (a) such information (including copies of documents) as either party may reasonably request; and

     (b) access to the books, records, geological data, claim information, facilities and personnel of the parties as either party may reasonably request.

7. EXPENSES

7.1 The parties agree to each bear their own respective finder's fees, costs and expenses associated with the transaction, unless otherwise agreed to in writing.

8. GOVERNING LAW

8.1 This Agreement shall be governed by and construed in accordance with the laws of Turkey, and the parties hereto irrevocably attorn to the jurisdiction of the Turkey and the appellate courts thereof.

9. AMENDMENT

9.1 Any provision of the Agreement may be amended or waived only if such amendment or waiver is in writing and is executed by the Vendor and Western.

10. ENTIRE AGREEMENT

10.1 The Agreement (including, without limitation, the Schedules attached hereto which form part of the Agreement) embodies the entire agreement between Western

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
and the Vendor in respect of the purchase and sale of the Subject Property and supersedes any prior agreements and understandings between such parties relating to the said subject matter hereof.

10.2 ENUREMENT

11.1 The Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns. If any provision of the Agreement shall to any extent be held to be invalid or unenforceable, the remainder of the Agreement or the application of such provision to persons or circumstances other than as to which it is held invalid or unenforceable, shall not be affected thereby and each provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

11. BUSINESS DAYS

11.1 In the event, pursuant to the terms of the Agreement, any matter is to be carried out on a day other than a business day in the country of Turkey, then the time within which such matter is to be carried out shall be extended to the first business day thereafter.

12. STRUCTURE

12.1 Notwithstanding anything contained herein, Western may consider alternative forms of structuring the transaction provided there are no adverse consequences to the Vendor.

13. SECTIONS AND SUBHEADINGS

13.1 The headings of this Agreement are for convenience only, do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

13.2 The symbol ss. followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of this Agreement so designated.

14. ACCEPTANCE

If the foregoing reflects your understanding of the Agreement and if you are in agreement in principle with the terms and conditions of the proposal herein, please so acknowledge by executing an original of this Agreement and return the same by February 28, 2013.

This Agreement may be executed in several counterparts as may be necessary or by facsimile or email and each such counterpart agreement or facsimile or email so executed are deemed to be an original and such counterparts and facsimile or email copies together will constitute one and the same instrument.

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Yours truly,

Western Graphite Inc.


Per: /s/ Michael Noble
    ------------------------------------
    Mr. Michael Noble (President)

ACCEPTED AND AGREED TO:

Dr. Ahmet Unsal
Emek 8. cadde 125/3
Cankaya/ANKARA
Turkey


Per: /s/ Authorized Signatory
     ------------------------------------

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